UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2017

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California		91203-2306
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 17, 2017, DineEquity, Inc., a Delaware corporation (the “Corporation”), issued a press release announcing preliminary (unaudited) fourth quarter 2016 and fiscal 2016 financial results. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item 2.02, including the related information set forth in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2017, the Corporation also announced that Julia A. Stewart, Chairman and Chief Executive Officer of the Corporation and Interim President of the Applebee’s business unit, will resign from the Corporation, effective March 1, 2017. Ms. Stewart will also resign from her role as a director of the Corporation, effective March 1, 2017.

The Corporation and Ms. Stewart have entered into a Separation Agreement and General Release dated February 16, 2017 (the “Separation Agreement”). Pursuant to the Separation Agreement and the Supplemental Release contemplated thereby, in connection with Ms. Stewart’s departure from the Corporation, she will receive severance payments and benefits consistent with her Employment Agreement dated as of November 1, 2008, an additional $500,000 less applicable taxes, withholdings and deductions required by law, an additional 12 months (in addition to the 24 months provided for in her Employment Agreement) to exercise any stock options or stock appreciation rights held by Ms. Stewart and reimbursement for reasonable attorney’s fees incurred by Ms. Stewart in connection with the Separation Agreement, up to a maximum of $50,000. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The Corporation also announced that, while the Board of Directors conducts a search for a permanent replacement, Richard J. Dahl, age 65, will serve as Chairman and Interim Chief Executive Officer, effective March 1, 2017. Mr. Dahl will continue to serve on the Corporation’s Board of Directors as a class III director with a term expiring at the Corporation’s 2018 annual meeting of stockholders.

Mr. Dahl has served on the Corporation’s Board of Directors since February 2004 and served as Lead Director since January 2010. Mr. Dahl has over 35 years of experience in senior management of public and private companies, including service as chairman, president, chief executive officer, chief operating officer and chief financial officer. Mr. Dahl has served as the chairman of the board of directors of the James Campbell Company LLC, a nationally diversified real estate company, since August 2010 and previously served as the president and chief executive officer of James Campbell Company LLC from August 2010 to December 2016. He also serves on several boards of directors of public companies.

The terms of Mr. Dahl’s compensation as Chairman and Interim Chief Executive Officer have not yet been finalized. The Corporation will file an amendment to this Form 8-K once such terms have been finalized.

In connection with the above, the Board of Directors, acting pursuant to the authority granted to it by the Corporation’s Amended Bylaws, decreased the size of the Board of Directors from 11 to 10 directors, effective March 1, 2017.

A copy of the Corporation’s press release announcing the resignation of Ms. Stewart and the appointment of Mr. Dahl is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated February 16, 2017, by and between DineEquity, Inc. and Julia A. Stewart

99.1	Press Release issued by the Corporation on February 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 17, 2017	DINEEQUITY, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, Legal, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated February 16, 2017, by and between DineEquity, Inc. and Julia A. Stewart

99.1	Press Release issued by the Corporation on February 17, 2017

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